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                                                                    EXHIBIT 23.5


                      CONSENT OF INDEPENDENT ACCOUNTANTS



        We hereby consent to the use in this Joint Proxy Statement and Registration Statement of our report, dated January 29, 1998, relating to the consolidated financial statements of The Bank Holding Company, Inc. and subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                        MAULDIN & JENKINS, LLC

                                         /s/ MAULDIN & JENKINS, LLC


Atlanta, Georgia
April 20, 1998